Exhibit 99.1

For Immediate Release

Meridian Acquires EUPROTEIN to Further Expand Recombinant Protein Capabilities

CINCINNATI, OHIO, May 2, 2022 (PRNewswire) – Meridian Bioscience, Inc. (NASDAQ: VIVO), a leading global provider of diagnostic testing solutions and life science raw materials, announced today that it has acquired, through its subsidiary Meridian Life Science, Inc., substantially all of the assets of EUPROTEIN Inc. The transaction closed on April 30, 2022.

EUPROTEIN Inc. offers custom development and production of high-quality bioresearch reagents, with a particular focus on human and other mammalian proteins and recombinant monoclonal antibodies. This acquisition will help Meridian accelerate its pipeline of new immunological reagents while expanding recombinant capabilities.

“We are excited to welcome EUPROTEIN into the Meridian family,” commented Jack Kenny, Meridian Bioscience Chief Executive Officer. “We already extensively work with EUPROTEIN on projects with our Life Science R&D team, and they are well-positioned to help us accelerate our pipeline of new immunological reagents.”

Guangli Wang, Ph.D., Founder, and CEO of EUPROTEIN, remarked, “The EUPROTEIN team is delighted to join Meridian. Combining our products and capabilities with Meridian’s global reach and stellar reputation for providing the highest quality reagents furthers our vision of making a lasting impact on global healthcare.”

Meridian is committed to supplying innovative solutions to the diagnostic industry to simplify and accelerate the development of superior diagnostic assays. Please visit www.meridianbioscience.com/lifescience to learn more about Meridian’s raw materials designed for diagnostic applications. Or contact Paul Marr at Paul.Marr@MeridianLifeScience.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the acquisition of assets from EUPROTEIN as described above by Meridian, including any statements regarding the synergies, benefits and opportunities of the transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Meridian’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of Meridian, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on the parties’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. Meridian does not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Meridian’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Meridian’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Meridian assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets, and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy, and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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